As filed with the Securities and Exchange Commission on March 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

908 DEVICES INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4524096
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

645 Summer Street

Boston, MA 02210
(857) 254-1500

(Address of Principal Executive Offices)

908 Devices Inc. 2020 Stock Option and Incentive Plan

(Full Title of the Plans)

Kevin J. Knopp

Chief Executive Officer

645 Summer Street

Boston, MA 02210

(857) 254-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Macenka
Michael J. Minahan
Goodwin Procter LLP
100 Northern Ave.
Boston, MA 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 1,403,940 shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), to be issued under the Registrant’s 2020 Stock Option and Incentive Plan (the “2020 Plan”). The number of shares of Common Stock reserved and available for issuance under the 2020 Plan is subject to an automatic annual increase on each January 1, beginning in 2022, by an amount equal to the lesser of: (i) four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31st, or (ii) such number of shares of Common Stock as determined by the Administrator (as defined in the 2020 Plan). Shares available for issuance under the 2020 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on December 28, 2020 (Registration No. 333-251755), Form S-8 filed with the Securities and Exchange Commission on March 11, 2022 (Registration No. 333-263485), Form S-8 filed with the Securities and Exchange Commission on March 15, 2023 (Registration No. 333-270574), and Form S-8 filed with the Securities and Exchange Commission on March 8, 2024 (Registration No. 333-277800) (collectively, the “Registration Statement”). The information contained in the Registration Statement related to the 2020 Plan is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250954) filed with the SEC on November 25, 2020).

4.2	Amended and Restated By-laws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250954) filed with the SEC on December 14, 2020).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this registration statement).

99.1	2020 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250954) filed with the SEC on December 14, 2020).

107.1*	Filing Fee Table.

*      Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 7th day of March, 2025.

908 DEVICES INC.

By:	/s/ Kevin J. Knopp, Ph.D.
Kevin J. Knopp, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Kevin J. Knopp, Ph.D., who may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Kevin J. Knopp, Ph.D. Kevin J. Knopp, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2025

/s/ Joseph H. Griffith IV Joseph H. Griffith IV	Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2025

/s/ Keith L. Crandell Keith L. Crandell	Director	March 7, 2025

/s/ Marcia Eisenberg, Ph.D. Marcia Eisenberg, Ph.D.	Director	March 7, 2025

/s/ Fenel M. Eloi Fenel M. Eloi	Director	March 7, 2025

/s/ Jeffrey P. George	Director	March 7, 2025
Jeffrey P. George

/s/ Tony J. Hunt	Director	March 7, 2025
Tony J. Hunt

/s/ E. Kevin Hrusovksy E. Kevin Hrusovksy	Director	March 7, 2025

/s/ Mark Spoto Mark Spoto	Director	March 7, 2025

/s/ Michele M. Leonhart Michele M. Leonhart	Director	March 7, 2025